Exhibit 99.1

Guardion Health Sciences Announces Pricing of Aggregate $4.75 Million Institutional Private Placement of Series C and Series D Redeemable Preferred Stock

HOUSTON, November 29, 2022 (GLOBE NEWSWIRE) — Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (Nasdaq: GHSI), a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced that it has entered into a securities purchase agreement with certain institutional investors to purchase 495,000 shares of Series C convertible redeemable preferred stock and 5,000 shares of Series D non-convertible redeemable preferred stock. Each share of Series C and Series D preferred stock has a purchase price of $9.50 per share, reflecting an original issue discount of 5% of the $10.00 stated value of each share. Each share of Series C preferred stock is convertible into shares of the Company’s common stock at an initial conversion price of $0.15768 per share (which is equal to the average closing price of the Company’s common stock for the five (5) trading days ended on November 28, 2022). Shares of the Series C preferred stock are convertible at the option of the holder at any time, conditioned upon and subsequent to receipt by the Company of stockholder approval for a reverse split of its common stock. The Company and the holders of the Series C preferred stock also entered into a registration rights agreement to register the resale of the shares of common stock issuable upon conversion of the Series C preferred stock, if and when converted. Total gross proceeds from the preferred stock offerings, before deducting discounts, placement agent’s fees and other estimated offering costs and expenses, are estimated to be approximately $4.75 million.

The Series C and Series D preferred stock permits the holders thereof to vote together with the holders of the Company’s common stock on a proposal expected to be presented to stockholders shortly to grant discretionary approval to the Company’s Board of Directors to execute a reverse stock split of the Company’s common stock, in a specified range. The Series D preferred stock permits the holders thereof to cast 1,000,000 votes per share on such proposal, provided, however, that such votes must be cast in the same proportions as the shares of common stock and Series C preferred stock are voted on that proposal (excluding any shares of common stock that are not voted on the proposal). Except as required by law or expressly provided by the certificates of designation, holders of the Series C and Series D preferred stock will not be permitted to vote on any other matters to be presented to stockholders for approval. The holders of the Series C and Series D preferred stock have agreed not to transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of their shares of preferred stock, unless and until receipt by the Company of stockholder approval for a reverse split of its common stock.

The holders of the Series C preferred stock will be entitled to dividends, calculated on an as-if converted basis, equal to dividends actually paid, if any, on shares of common stock. The holders of the preferred stock will have the right to require the Company to redeem their shares of preferred stock for cash at 105% of the stated value of such shares commencing from (i) the earlier of (A) the receipt of stockholder approval of the reverse stock split, or (B) 60 days after the closing of the issuances of the preferred stock, until (ii) 90 days after such closing. The Company will have the option to redeem the preferred stock for cash at 105% of the stated value commencing subsequent to receipt of stockholder approval for the reverse stock split, subject to the rights of the holders of the Series C preferred stock to convert their shares of Series C preferred stock into shares of common stock prior to such redemption.

The closing of the offerings is expected to occur on or about November 29, 2022, subject to the satisfaction of customary closing conditions. Additional information regarding the securities described above and the terms of the offerings are included in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (the “SEC”).

Roth Capital Partners is acting as the exclusive placement agent in connection with the offering.

The Series C Preferred Stock, the Series D Preferred Stock, and the shares of common stock into which the shares of Series C Preferred Stock are convertible into will be issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and/or Rule 506 of Regulation D as promulgated by SEC under the 1933 Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. The Company’s combination of expertise and scientifically supported products is the foundation of Guardion’s growing position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the Company’s exploration of strategic alternatives, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the integration of possible acquisition targets, the impact of the Covid-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR
Scott Arnold
516-222-2560
scotta@coreir.com

Media Relations Contact:

Jules Abraham
Director of Public Relations
CORE IR
917-885-7378
julesa@coreir.com

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